 Exhibit 99.1
ENDRA Life Sciences Reports Third Quarter 2017 Financial Results

Partnerships with Leading Medical Device Developers & Initiation of Human Studies Advance Anticipated 2018 Commercialization of Company’s TAEUS™ Fatty Liver Product in Europe

ANN ARBOR, Michigan – November 15, 2017 - ENDRA Life Sciences Inc. (“ENDRA”) (NASDAQ: NDRA), a developer of enhanced ultrasound technologies, reported its financial and operational results for the third quarter ended September 30, 2017.

Key Third Quarter 2017 and Subsequent Highlights:

●
Initiated a project with the Centre for Imaging Technology Commercialization (CIMTEC) to begin human studies with ENDRA’s Thermo-Acoustic Enhanced Ultrasound (TAEUS™) clinical product targeting Non-Alcoholic Fatty Liver Disease (NAFLD).

●
Partnered with StarFish Medical and CriTech Research to advance development of the TAEUS clinical product meeting CE regulatory requirements for anticipated 2018 commercial launch in the European Union.

●
Delivered and installed a next-generation Nexus 128+ preclinical imaging system at a leading research university in South Korea.

●
Presented new photoacoustic imaging research at the 2017 World Molecular Imaging Congress in Philadelphia.

●
Hired an IP Specialist, engineering leader and specialized engineers with deep knowledge of radio-frequency applications.

●
Strengthened ENDRA’s total intellectual property estate to 33, with a strong focus on protecting key enabling methodologies and technical innovations related to our TAEUS fatty liver application.

●
Rang the Nasdaq Stock Market Closing Bell at the Nasdaq MarketSite in Times Square with company management, board of directors and IPO investors.

●
Presented at three institutional investor conferences and two industry conferences in New York, Philadelphia, Minneapolis and Florida.

Management Commentary

“During the third quarter of 2017, we continued to meet key milestones and execute our business plan,” said Francois Michelon, ENDRA’s CEO. “We achieved all key 2017 milestones outlined in our TAEUS liver roadmap and are on schedule to achieve a successful commercial launch next year in the European Union.

“Since our initial public offering in May 2017, we have focused on three primary areas:
1.
Building the ENDRA team;
2.
Executing our operating plan; and
3.
Growing investor awareness.

“On the commercialization front, we recently formalized our relationship with the Centre for Imaging Technology Commercialization (CIMTEC) to kick off human studies for our TAEUS clinical product targeting NAFLD. This is one of several planned commercial and academic collaborations to advance ENDRA’s technology in the area of liver disease. These human studies with CIMTEC will involve both conventional ultrasound and TAEUS imaging, along with relevant blood markers and magnetic resonance imaging (MRI). Our objective is to obtain important insight into clinical work flow and quantitative methodologies of ENDRA's TAEUS™ product.

“To support our new human studies, we also partnered with StarFish Medical and CriTech Research to commence development on both the hardware and software required for a commercial launch of our TAEUS clinical product. StarFish Medical is Canada’s largest medical device development and contract manufacturing company, while CriTech Research is an industry leader in medical device software development, each delivering key attributes to our commercialization strategy. This diversified, two-pronged productization approach will allow us to more quickly reach commercialization, while best leveraging each partner’s respective area of expertise,” continued Michelon.

“The third quarter represented another quarter of foundation building and we believe the company is now positioned to succeed and achieve all stated goals. With the renewal of our global collaboration agreement with GE Healthcare, the global ultrasound market leader, and continued adoption of our legacy Nexus 128 pre-clinical imaging system by top research institutions worldwide, I have never been more confident in ENDRA’s go-forward business prospects.

“We continue to meet key milestones on-time, while keeping our monthly cash burn at a level that should provide ample runway to commercialize our TAEUS liver product in 2018.

 “Anticipated key milestones for ENDRA’s Fatty Liver application in 2018 include:

o
First human data;
o
CE Mark in Europe; and
o
Commercial launch in Europe.

“I am confident that we will continue to create value for our shareholders, and look forward to sharing more on our developing story at the upcoming LD Micro Institutional Investor Conference on December 6, 2017 in Los Angeles, California,” concluded Michelon.

Third Quarter 2017 Financial Results

Revenue totaled $0.3 million in Q3 2017 with associated direct costs of $0.1 million. The revenue was a result of the sale of a Nexus 128 system for use in pre-clinical applications.
Operating expenses increased to $1.1 million in Q3 2017 from $0.6 million in Q3 2016. The increase in operating expenses was primarily due to higher research and development expenses, and general & administrative expenses associated with an increase in headcount, as well as one-time advisory and accounting fees related to the company’s initial public offering.

Cash at September 30, 2017 totaled $7.0 million, as compared to $0.1 million at December 31, 2016. The increase of cash as of September 30, 2017 compared to December 31, 2016 is a result of the net proceeds of $8.6 million from the company’s initial public offering in May 2017.

Net loss totaled $0.9 million, or ($0.23) per basic and diluted share, in Q3 2017, compared to a net loss of $1.0 million, or ($1.35) per basic and diluted share, in Q3 2016.

Conference Call

ENDRA CEO Francois Michelon, CFO David Wells and CTO Michael Thornton will host a conference call, followed by a question and answer period.

To access the call, please use the following information:

Date: Wednesday, November 15, 2017
Time: 4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number: 1-877-397-0292
International dial-in number: 1-719-457-2644
Conference ID: 4056284

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=126860 and via the investor relations section of the company’s website at www.endrainc.com.

A replay of the conference call will be available from 7:30 p.m. Eastern time on November 15, 2017 through November 29, 2017.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 4056284

About ENDRA Life Sciences Inc.
ENDRA Life Sciences Inc. ("ENDRA") (NASDAQ: NDRA) is a developer of enhanced ultrasound technologies. ENDRA's Photo-Acoustic Nexus-128 system is currently used by leading global medical researchers to screen and modify disease models with high image quality and volume scanning speed. ENDRA is developing a next generation Thermo-Acoustic Enhanced UltraSound (") system to enable clinicians to visualize human tissue composition, function and temperature in ways previously possible only on CT & MRI -- at a fraction of the cost, and at the point-of-care. ENDRA's first TAEUS application will focus on the quantification of fat in the liver, for early detection and monitoring of Non-Alcoholic Fatty Liver Disease, which affects over 1 billion people globally. ENDRA's goal is to bring new capabilities to ultrasound -- thereby broadening access to better healthcare. For more information, please visit www.endrainc.com.

Forward-Looking Statements
All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning ENDRA’s ability to secure regulatory approvals; anticipated product pricing; expectations with respect to current and future partnerships, including those with CIMTEC, StarFish and Critech; estimates of the timing of future events and achievements; and expectations concerning ENDRA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to develop a commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners, market acceptance of our technology, the amount and nature of competition in our industry; our ability to protect our intellectual property; and the other risks and uncertainties described in ENDRA’s filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:
David Wells
Chief Financial Officer
(734) 997-0464
investors@endrainc.com
www.endrainc.com

Media & Investor Relations Contact:
MZ North America
Chris Tyson
Managing Director
(949) 491-8235
NDRA@mzgroup.us
www.mzgroup.us

ENDRA Life Sciences Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
Assets	2017	2016
Assets	(Unaudited)
Cash	$6,977,462	$144,953
Prepaid expenses	101,254	-
Inventory	131,679	40,105
Other current assets	12,422	10,535
Total Current Assets	7,222,817	195,594
Other Assets
Fixed assets, net	256,909	295,168
Total Assets	$7,479,726	$490,761

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$312,042	$434,552
Notes payable	-	50,000
Convertible notes payable, related party, net of discount	-	99,804
Convertible notes payable, net of discount	-	800,172
Total Current Liabilities	312,042	1,384,528
Total Liabilities	312,042	1,384,528

Stockholders’ Equity (Deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,907,027 and 723,335 shares issued and outstanding at September 30, 2017 and December 31, 2016	390	72
Stock payable	-	81,000
Additional paid in capital	22,768,089	11,543,634
Accumulated deficit	(15,600,795)	(12,518,473)
Total Stockholders’ Equity (Deficit)	7,167,684	(893,767)
Total Liabilities and Stockholders’ Equity (Deficit)	$7,479,726	$490,761

ENDRA Life Sciences Inc.
Condensed Consolidated Statements of Operations
 (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Revenue	$287,000	$-	$344,772	$-
Cost of Goods Sold	118,270	-	169,697	-
Gross Profit	$168,730	$-	$175,075	$-

Operating Expenses
Research and development	300,527	137,540	571,066	336,417
Sales and marketing	47,375	16,040	55,403	26,197
General and administrative	731,762	451,530	1,878,093	1,110,263
Total operating expenses	1,079,664	605,110	2,504,562	1,472,877
Operating loss	(910,934)	(605,110)	(2,329,487)	(1,472,877)

Other Expenses
Loss on warrant exercise	-	-	-	(5,823)
Interest expense	(2,026)	(372,789)	(752,835)	(607,789)
Total other expenses	(2,026)	(372,789)	(752,835)	(607,789)
Loss from operations before income taxes	(908,908)	(977,898)	(3,082,322)	(2,086,490)
Provision for income taxes	-	-	-	-
Net Loss	$(908,908)	$(977,898)	$(3,082,322)	$(2,086,490)
Net loss per share – basic and diluted	$(0.23)	$(1.35)	$(1.30)	$(2.88)
Weighted average common shares – basic and diluted	3,907,027	723,335	2,367,452	723,266

ENDRA Life Sciences Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2017	2016
Cash Flows from Operating Activities
Net loss	$(3,082,322)	$(2,086,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,121	48,612
Common stock, options and warrants issued for services	600,514	199,723
Additional warrants issued during exchange	-	5,823
Amortization of discount of convertible debt	711,472	561,812
Imputed interest on promissory notes	1,480	-
Changes in operating assets and liabilities:
Increase in prepaid expenses	(101,254)	-
Increase in inventory	(91,574)	(21,375)
Increase in other assets	(1,887)	(439)
Increase (decrease) in accounts payable and accrued liabilities	(7,879)	19,918
Net cash used in operating activities	(1,925,329)	(769,459)

Cash Flows from Investing Activities:
Purchases of fixed assets	(7,862)	-
Net cash used in investing activities	(7,862)	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	8,590,700	5,000
Proceeds from notes payable	-	50,000
Repayment of notes payable	(50,000)	-
Proceeds from convertible notes	225,000	1,386,448
Net cash provided by financing activities	8,765,700	1,441,448

Net increase in cash	6,832,509	56,415
Cash, beginning of period	144,953	19,128
Cash, end of period	$6,977,462	$75,543

Supplemental disclosures:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash Items:
Discount on convertible notes	$225,000	$-
Common shares to be issued for accrued salaries - related parties	$-	$60,910
Conversion of convertible notes and accrued interest	$1,726,079	$-